SCHEDULE 14A

                            SCHEDULE 14A INFORMATION
                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934
                                (Amendment No. )



Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)) [ ] Definitive Proxy Statement [ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                                  QUESTA OIL & GAS CO.
               (Name of Registrant as Specified In Its Charter)


Payment of Filing Fee (Check the appropriate box):

[X] No fee required

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    1) Title of each class of securities to which transaction applies:

     ________________________

    2) Aggregate number of securities to which transaction applies:

     ________________________

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

     ________________________

    4) Proposed maximum aggregate value of transaction:

     ________________________

    5) Total fee paid:

     ________________________


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[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
    1)   Amount Previously Paid:

     ________________________

    2)   Form, Schedule or Registration No.:

     ________________________

    3)   Filing Party:

     ________________________

    4)   Date Filed:

     ________________________




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                              QUESTA OIL & GAS CO.
                              7030 South Yale, #700
                              Tulsa, OK 74136-5718
                                 (918) 494-6055

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

         Notice is hereby given that a Special Meeting of Stockholders of Questa Oil & Gas Co. (the "Company") will be held at 7030 South Yale, #700 Tulsa, OK 74136-5718, on February __, 1998, at 9:00 a.m., local time, to consider and act upon the following:

1. A proposal to reverse split the outstanding shares of the Company's common stock such that each ten shares of the Company's issued and outstanding common stock will be automatically converted into one share of common stock. The Company will not issue any fractional shares as a result of the reverse stock split to any shareholders owning (prior to the reverse stock split) less than ten shares. Any stockholder owning less than one full share after the reverse stock split will be paid in cash for his or her fractional share.

2. Such other business as may properly come before the meeting or any adjournment or adjournments thereof.

         Stockholders of record at the close of business on February 3, 1998, will be entitled to vote on the matters to be considered at the meeting to be convened at 9:00 a.m.

         After a vote has been taken with respect to the foregoing, the meeting will be adjourned until 4:00 p.m., local time, at which time the meeting will be reconvened. At the reconvened meeting, stockholders will be requested to consider and act upon the following:

3. A proposal to foward split the then outstanding shares of the Company's common stock such that each share of the Company's issued and outstanding common stock, after giving effect to the reverse stock split provided for above, will be automatically converted into twenty shares of common stock.

4. Such other business as may properly come before the meeting or any adjournment or adjournments thereof.

         Stockholders of record at the close of business on February 3, 1998, and who own ten or more shares of the Company's common stock on such date will be entitled to vote on the matters to be considered at the meeting to be reconvened at 4:00 p.m.

STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. IF YOU CANNOT ATTEND, PLEASE COMPLETE, SIGN, DATE, AND RETURN THE ENCLOSED PROXY SO THAT YOUR SHARES MAY BE VOTED AT THE MEETING. YOUR VOTE IS IMPORTANT.

Tulsa, Oklahoma, February __, 1998

                                       By Order of the Board of Directors


                                       _______________________________________
                                       Secretary


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                              QUESTA OIL & GAS CO.
                              7030 South Yale, #700
                              Tulsa, OK 74136-5718
                                 (918) 494-6055

                                 PROXY STATEMENT

                                   IN GENERAL

         This statement is furnished in connection with the solicitation of proxies by the Board of Directors of Questa Oil & Gas Co. (the "Company") to be used at a Special Meeting of Stockholders to be held at 7030 South Yale #700, Tulsa, OK , on February __, 1998, to consider and act upon the following:

         1. A proposal to reverse split the outstanding shares of the Company's common stock such that each ten shares of the Company's issued and outstanding common stock will be automatically converted into one share of common stock, and following the adoption of this proposal,

         2. A proposal to foward split the then outstanding shares of the Company's common stock such that each share of the Company's issued and outstanding common stock, after giving effect to the reverse stock split provided for above, will be automatically converted into twenty shares of common stock.

         The Special Meeting of Stockholders will begin at 9:00 a.m., local time on February __, 1998 and will be adjorned to 4:00 p.m. local time on the same day. The shares covered by the enclosed proxy, if such is properly executed and received prior to the meeting, will be voted for the proposals to be considered at the meeting. A proxy may be revoked at any time before it is exercised by giving written notice to the Company, and stockholders may vote their shares if they attend the meeting in person even if they have executed and returned a proxy. Distribution of this Proxy Statement commenced on or about , 1998.

         Management of the Company does not intend to present and does not have reason to believe that others will present any others items of business at the Special Meeting. However, if other matters are properly presented to the meeting for a vote, the proxies will be voted upon such matters in accordance with the judgment of the persons acting under the proxies.

         The cost of preparing, printing and mailing the enclosed proxy, accompanying notice and proxy statement, and all other costs in connection with soliciation of proxies will be paid by the Company including any additional soliciation made by letter, telephone or facsimile.

                   PROPOSALS TO BE CONSIDERED AT THE MEETING

Reverse Stock Split

         As of the date of the proxy statement, the Company estimates that it has approximately 1,900 shareholders of record. The Company estimates that the beneficial number of its shareholders is considerably higher since a number of the record holders are central securities depositories and brokerage

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firms  which  typically  hold  securities  as  nominees  for  their   customers.
Approximately 1,300 of the record holders own less than 10 shares of the Company's common stock.

         Due to the high cost of communicating with its shareholders, the Company feels it would be in the best interest of the Company to eliminate shareholders who own less than 10 shares of common stock. The proposal to be submitted at the special meeting of shareholders, if adopted, would cause any shareholder that owned less than 10 shares to own less than one share. Since the Company would not issue any fractional shares of common stock, any shareholder owning less than one full share after the reverse stock split would be paid in cash for his or her fractional shares. If the proposed reverse stock split is adopted, and based upon the bid price of the Company's common stock at February __, 1998, the Company estimates that it would pay $0.90 for each 0.10 of a post split share (to be proportionately adjusted for other fractions).

         The effect of the reverse stock split would be to eliminate approximately 1,300 shareholders (owning approximately 6,337 shares) at an estimated cost of approximately $60,000. The Company feels this cost is justified since the cost of printing and mailing a proxy statement and annual report to each shareholder is approximately $4.00.

         The Company would still have approximately 600 shareholders of record after the reverse stock split and would continue to be registered under Section 12(g) of the Securities Act of 1933.

         The Company does not feel that the elimination of approximately 1,300 shareholders of record will have any adverse impact on the market for its shares of common stock since the value of the shares held by the shareholders owning less than 10 shares is so small that the sale of such shares (after taking into account brokerage commissions and stock transfer fees) would not be practical.

Foward Stock Split

         After the adoption of the reverse stock split described above, the Company will have approximately 96,015 issued and outstanding shares of common stock, of which 39,785 shares will be owned by persons who are not officers, directors or holders of more than 10% of the Company's common stock ("10% Owners"). The Company's common stock is traded on the NASDAQ SmallCap Market. NASDAQ recently adopted new requirements for corporation whose securities are traded on NASDAQ. One of these rules requires a corporation, the securities of which are traded on the SmallCap Market, to have at least 500,000 shares owned by persons who are not officers, directors or 10% Owners. In order to meet this new requirement the Company's board of directors has adopted a proposal, subject to shareholder approval, to forward split each outstanding share of the Company's common stock such that each issued and outstanding share (after giving effect to the reverse stock split) would be automatically converted in twenty shares of common stock. Following the forward stock split, persons who are not officers, directors or 10% owners would hold approximately 795,700 shares of the Company's common stock, thereby bringing the Company into compliance with the new NASDAQ listing requirement.

Summary

         The following summarizes the effects of the reverse and forward stock splits on the outstanding shares of the Company's common stock.

Total outstanding shares                      966,492
at February 3, 1998 (Net of
Treasury Shares)

Less shares purchased by Company (1)           (6,337)
                                               ------
                                              960,155
                                              =======
Total outstanding shares after
10 for 1 reverse stock split                   96,015

Total outstanding shares after
20 for 1 forward stock split                1,920,300

(1) The Company will not issue any fractional shares as a result of the reverse stock split to shareholders owning (prior to the reverse stock split) less than ten shares. Any stockholder owning less than one full share after the reverse stock split will be paid in cash for his or her fractional share.

         Any fractional shares resulting from the twenty for one forward stock split will be rounded to the nearest whole share.

Vote Required

         On February 3, 1998, there were 966,492 outstanding shares of the Company's common stock, with each share entitled to one vote. A majority of the outstanding shares of common stock will constitute a quorum for the transaction of business at the meeting.

         The adoption of the proposals to reverse split, and then forward split, the Company's outstanding common stock will require the approval by the holders of a majority of the shareholders of the Company's issued and outstanding common stock. The adoption of any other proposals to come before the meeting will require the approval of a majority of votes cast at the meeting.

         Stockholders of record at the close of business on February 3, 1998, will be entitled to vote on the proposal concerning the reverse stock split and on any other matters to be considered at the meeting to be convened at 9:00 a.m.

         Stockholders of record at the close of business on February 3, 1998, and who own ten or more shares of the Company's common stock on such date will be entitled to vote on the proposal concerning the forward stock split as well as any other matters to be considered at the meeting to be reconvened at 4:00 p.m.

         The Company's officers and directors, who collectively own 562,307 shares of the Company's common stock (58% of the total outstanding shares) intend to vote their shares in favor of the proposals to reverse split, and then forward split, the outstanding shares of the Company's common stock.



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                           PRINCIPAL SECURITY HOLDERS

         The following table sets forth the shareholdings of the Company's officers and directors, and those persons who own more than 5% of the Company's common stock, its only class of outstanding equity securities, as of February 3, 1998. Unless otherwise indicated, the share ownership reflected below represents both record and beneficial ownership.

   Name and
   Address of                 Position                           Percent
Beneficial Owner             with Company   Shares Owned         of Class

Warren L. Meeks              President,
8629 So. Darlington          Director
Tulsa, OK 74137                                  296,607 (1)      30.7%


Alan W. Meeks                Vice
11020 S. Richmond            President,
Tulsa, OK 74137              Director            234,625 (2)      24.3%

Lowell C. Sund               Secretary,
3087 Owens Court             Director
Lakewood, CO 80215                                18,000           1.9%

Bruce L. Sturdevant          Director
505 Wrangler Road
Castle Rock, CO  80104                            10,200           1.0%

Donald A. Towner             Treasurer
1517 E. 34th Street          and Controller
Tulsa, OK 74105                                    2,875           0.3%
                                                   -----           ----

All Officers and Directors                       562,307          58.2%
                                                 =======          =====
 as a Group (five persons)



(1) Includes 136,250 shares owned of record by Faith J. Meeks, the wife of Warren L. Meeks, and 13,057 shares owned by American Petro Management, Inc. for which Warren L. Meeks is deemed to be the beneficial owner.

(2) Includes 10,625 shares owned by minor children of Alan W. Meeks.

                   AVAILABLITY OF ANNUAL REPORT ON FORM 10-K

         The Company's Annual Report on Form 10-K for the year ending December 31, 1996 will be sent to any shareholder of the Company upon request. Requests for a copy of this report should be addressed to the Secretary to the Company at the address provided on the first page of this proxy statement.



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                              SHAREHOLDER PROPOSALS

         Any shareholder proposal which may properly be included in the proxy solicitation material for the 1998 annual meeting of shareholders must be received by the Secretary of the Company no later than February 10, 1998.





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QUESTA OIL & GAS CO.
                                      PROXY
               This Proxy is Solicited by the Board of Directors



         The undersigned stockholder of Questa Oil & Gas Co., acknowledged receipt of the Notice of the Special Meeting of Stockholders, to be held February , 1998, at a.m., local time, at 7030 South Yale, #700, Tulsa, OK, and hereby appoints Warren L. Meeks, or Alan W. Meeks, or either of them, each with the power of subsitution, as Attorneys and Proxies to vote all the shares of the undersigned at said special meeting of stockholders and at all adjournments thereof, hereby ratifying and confirming all that said Attorneys and Proxies may do or cause to be done by virtue hereof. The above-named Attorneys and Proxies are instructed to vote all of the undersigned's shares as follows:

         1. To reverse split the outstanding shares of the Company's common stock such that each 10 shares of the Company's issued and outstanding common stock will be automatically converted into one share of common stock. Any stockholder owning less than one full share after the reverse stock split will be paid in cash for his or her fractional share.

         ___ FOR      ___ AGAINST        ___ ABSTAIN

         2. To forward split the then outstanding shares of the Company's common stock such that each share of the Company's issued and outstanding common stock, after giving effect to the reverse stock split provided for above, will be automatically converted into twenty shares of common stock.

         ___ FOR      ___ AGAINST        ___ ABSTAIN

         In their discretion, upon such other business as may properly come before the meeting. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DISCRETION IS INDICATED, THIS PROXY WILL BE VOTED IN FAVOR OF ITEMS 1 AND 2.

Please sign your name exactly as it appears on your stock certificate. If shares are held jointly, each holder should sign. Executors, trustees, and other fiducaries should so indicate when signing.

Please Sign, Date and Return this Proxy so that your shares may be voted at the meeting.



Dated this ______ day of _________________, 1998

______________________________         _______________________________
Signature                              Signature